Exhibit 3.235
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
ARTICLES OF ORGANIZATION OF A
DOMESTIC LIMITED LIABILITY COMPANY
Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:
1.	The name of the limited liability company is Orthopedics of Southwest Virginia, LLC
(The name must contain the words “limited company” or “limited liability company” or the [ILLEGIBLE] “L.C.”, “L.C”, “LLC”, or “LLC”)
2.	A. The name of the limited liablity company’s initial registered agent is C T Corporation System P004909-0
B.	The registered agent is (mark appropriate box):
(1)	an INDIVIDUAL who is a resident of Virginia and
☐	a member or manager of the limited liability company.

☐	a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐	an officer or director of a corporation that is a member or manager of the limited liability company.

☐	a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐	a trustee of a trust that a member or manager of the limited liability company.

☐	a member of the Virginia State Bar.
OR
(2)	☑ a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.
3.	The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is
4701 Cox Road, Suite 301

              (number/street)

Glen Allen	VA	23060-6802

(city or town)		(zip)
which is located in the ☐ city or ☑ county of Henrico
4.	The limited liability company’s principal office address, including the street and number, if any, is
One Park Plaza

              (number/street)

Nashville	TN	37203

(city or town)	(state)	(zip)
5.	Organizer:

/s/ Dora A. Blackwood	09/27/2004

(signature)	(data)

Dora A. Blackwood	(615) 344-2162

(printed name)	(telephone number (optional))
SEE INSTRUCTION ON THE REVERSE

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
AT RICHMOND, SEPTEMBER 28, 2004
The State Corporation Commission has found the accompanying articles submitted on behalf of
Orthopedics of Southwest Virginia, LLC
to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this
CERTIFICATE OF ORGANIZATION
be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission, effective September 28, 2004.

STATE CORPORATION COMMISSION
By
Commissioner

Commonwealth of Virginia

State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of all business entity documents on file in the Clerk's Office of the Commission relating to Orthopedics of Southwest Virginia, LLC, a Virginia limited liability company.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
March 15, 2011

Joel H. Peck

Joel H. Peck, Clerk of the Commission

CISCDB